Exhibit 10.32

2023 STOCK INCENTIVE PLAN OF
SS&C TECHNOLOGIES HOLDINGS, INC.

PERFORMANCE STOCK UNIT GRANT NOTICE

Unless otherwise defined herein, the terms defined in the 2023 Stock Incentive Plan (as it may be amended from time to time, the “Plan”) of SS&C Technologies Holdings, Inc. (the “Company”) shall have the same defined meanings in this Performance Stock Unit Grant Notice (this “Grant Notice”) and the Performance Stock Unit Award Agreement attached hereto as Appendix A (the “Award Agreement” and, together with the Grant Notice, this “Agreement”). In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall prevail.

You have been granted a Performance Award of performance stock units (“PSUs”), subject to the terms and conditions set forth in this Agreement and the Plan, as follows:

Name of Participant:	[Full Name] (the “Participant”)
Target Number of PSUs:

[●] is the target number of PSUs (the “Target PSUs”). The Target PSUs shall be settled in Shares at a range from 0% to 200% of the Target PSUs based on the achieved results against the Performance Condition set forth on Exhibit A to this Agreement; provided, that if the threshold level for the Performance Condition is not achieved, all of the PSUs underlying this Award will be forfeited and cancelled without consideration.

Grant Date:	[_________] (the “Grant Date”)
Performance Period:	The Performance Period shall be the period from [____________] (the Performance Period”).
Performance Condition:

The Award shall be subject to the satisfaction of the Performance Condition set forth on Exhibit A to this Agreement in respect of the Performance Period (the “Performance Condition”), subject to the terms set forth in this Agreement. The number of PSUs that are earned and eligible to convert to Shares based on the extent, if any, to which the Performance Condition is satisfied under the Award, as determined by the Committee, are referred to as the “Earned PSUs”.

Service Vesting:

The Earned PSUs will service vest on the third anniversary of the Grant Date (the “Vesting Date”), subject to (i) the Participant’s continuous service with the Company through the Vesting Date, (ii) the satisfaction of the Performance Condition, as determined by the

Committee, and (iii) the terms and conditions of the Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:
Name:
Title:

AGREED AND ACCEPTED:

Participant

[NAME]

APPENDIX A

2023 STOCK INCENTIVE PLAN OF SS&C TECHNOLOGIES HOLDINGS, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This AGREEMENT (this “Agreement”) is made, effective as of the Grant Date (as defined in the Performance Stock Unit Grant Notice to which this Agreement is appended (the “Grant Notice”)), between SS&C Technologies, Inc., a Delaware corporation (the “Company”), and the individual set forth in the Grant Notice (the “Participant”).

1.
Grant of Performance Stock Units.

This Agreement evidences the grant by the Company on the Grant Date to the Participant of an award of Performance Stock Units (“PSUs”) on the terms provided herein and in the Plan, and as set forth on the Grant Notice (this “Award”). This Award is granted under the Plan, which is incorporated herein by reference and made a part of this Agreement.

2.
Issuance of PSUs. Each PSU shall represent the right to receive one Share upon the vesting of such PSU, as determined in accordance with the terms of this Agreement, the Plan and the Grant Notice, and subject to the satisfaction of the performance condition set forth on Exhibit A (the “Performance Condition”). The target number of PSUs is set forth in the Grant Notice (the “Target PSUs”). The number of PSUs that are earned and eligible to convert to Shares based on the extent, if any, to which the Performance Condition is satisfied under the Award, as determined by the Committee, are referred to as the “Earned PSUs”. In no event shall the number of Earned PSUs under this Agreement equal more than 200% of the number of Target PSUs.

3.
Vesting Schedule, Forfeiture Upon Termination, Effect of a Change in Control.

(a)
The Award shall vest and become non-forfeitable in accordance with the vesting schedule set forth in the Grant Notice, subject to (i) the terms and conditions of this Agreement (including the satisfaction of the Performance Condition set forth on Exhibit A) and (ii) the Participant’s continuous service with the Company through the Vesting Date (as defined in the Grant Notice). For the avoidance of doubt, if the Grantee experiences a Termination of Service prior to the Vesting Date, subject to Section 3(b), all of the PSUs (regardless of the level of achievement of the Performance Condition) will be forfeited and cancelled without consideration.

(b)
Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change in Control, (i) the Performance Condition shall be deemed satisfied based on the greater of (x) target and (y) actual performance through the date such Change in Control occurs, as determined by the Plan Administrator in its sole discretion (and shall thereafter constitute Earned PSUs) and (ii) such Earned PSUs shall convert into an Award of time-based restricted stock units (the “Time-Based RSUs”) with respect to the number of Shares underlying such Earned PSUs and will be eligible to vest, subject to the Participant’s continuous service through the Vesting Date; provided, however, that if, within twenty-four (24) months following such Change in Control, the Participant experiences a Termination of Service by the Company without Cause or by the Participant for Good Reason, such Time-Based RSUs shall vest in full and the Shares underlying the Time-Based RSUs shall be distributed to the Participant pursuant to Section 4 (and the date of such Termination of Service shall be deemed a “Vesting Date” for such purposes).

4.
Distribution. Subject to the provisions of this Agreement, upon the vesting of the Earned PSUs (or, if applicable, the Time-Based RSUs), the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Vesting Date, one Share for each such Earned PSU (or, if applicable, each Time-Based RSU); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable Vesting Date occurs.

5.
Dividend Equivalents. If and whenever the Company declares and pays a dividend or distribution on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the PSUs (or Time-Based RSUs) are distributed to the Participant, the Participant shall be credited with an amount equal to the amount of the dividend that the Participant would have received had the Shares in respect of the Participant’s outstanding PSUs (or Time-Based RSUs) been held by the Participant as of the record date for such dividend (any such amount, a “Dividend Equivalent”). Any Dividend Equivalent shall be subject to the same vesting provisions (including the Performance Condition) as set forth in this Agreement with respect to the PSUs (or Time-Based RSUs) and shall be paid to the Participant at the same time as the Earned PSUs (or Time-Based RSUs) vest. The Plan Administrator will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Shares, cash or a combination thereof. For the avoidance of doubt, no Dividend Equivalents will be paid to the Participant with respect to any canceled or forfeited PSUs (or Time-Based RSUs), including with respect to the any PSUs that fail to satisfy the Performance Condition.

6.
Withholding Requirements. The Participant shall pay to the Company or any applicable Company Affiliate, or make provision satisfactory to the Company or such Company Affiliate, for payment of, any taxes required by law to be withheld in connection with the settlement of any portion of this Award, as applicable, under one of the methods permitted by the Plan. Subject to any applicable legal conditions or restrictions, the Company shall, unless otherwise instructed by a Participant, withhold from the Shares otherwise issuable to the Participant upon the settlement of this Award or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of settlement, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); provided that the foregoing is at such time permitted under the terms of the agreements governing any indebtedness to which the Company or any Company Affiliate may be a party; and

provided, further that no fractional Shares will be retained to satisfy any portion of the withholding tax and the Participant hereby agrees to satisfy any additional amount of withholding taxes that are not satisfied through the retention of Shares by the Company. Any Shares retained by the Company pursuant to this Section 6 shall be deducted from the underlying Shares to be received by such Participant upon settlement of this Award. Any adverse consequences to the Participant arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Participant.

7.
Nontransferability of Award. This Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Award shall be exercisable only by the Participant.

8.
Provisions of the Plan. This Award is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Award.

9.
Miscellaneous.

(a)
No Rights to Employment. The Participant acknowledges and agrees that the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as an employee or a consultant, as applicable, for any period or at all.

(b)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)
Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.

(d)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(e)
Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(g)
Amendment. Subject to the terms of the Plan, this Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(h)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(i)
Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

10.
Definitions.

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

(a)
“Agreement” shall have the meaning set forth in the Performance Stock Unit Grant Notice.

(b)
“Cause” shall have the meaning set forth in the Participant’s employment or consulting agreement, or if not so defined, shall mean,

(i)
The Plan Administrator’s determination that the Participant failed to substantially perform his or her duties (other than any such failure resulting from the Participant’s disability) which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(ii)
the Plan Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Plan Administrator or the Participant’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(iii)
the Participant’s conviction, plea of no contest, plea

of nolo contendere, or imposition of unadjudicated probation for any felony or a crime involving moral turpitude;

(iv)
the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any Company Affiliate’s,

as applicable, premises or while performing the Participant’s duties and responsibilities; or

(v)
the Participant’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any Company Affiliate, as applicable.

(c)
“Company” shall mean SS&C Technologies Holdings, Inc.

(d)
“Good Reason” shall have the meaning set forth in the Participant’s employment agreement, or if not so defined, shall mean the occurrence, without the Participant’s express written consent, of (i) an adverse change in the Participant’s employment title; (ii) a material diminution in the Participant’s employment duties or responsibilities or authority, or the assignment to the Participant of duties that are materially inconsistent with the Participant’s position; (iii) any reduction in base salary or target annual bonus opportunity; (iv) any breach by the Company of any material provision of this Agreement or any other material agreement between the Participant and the Company; or (v) a material diminution in the Participant’s reporting line.

(e)
“Grant Date” shall be the date set forth in the Performance Stock Unit Grant Notice.

(f)
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(g)
“Plan” shall mean the 2023 Stock Incentive Plan of SS&C Technologies Holdings, Inc.

(h)
“Share” shall mean a share of Common Stock.

(i)
“Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)
“Termination of Service” shall mean the time when the Participant ceases to be an Eligible Participant for any reason, including, but not by way of limitation, termination by the Company with or without Cause, resignation by the Participant, or due to discharge, death, disability or retirement, but excluding, at the discretion of the Plan Administrator, terminations which result in a temporary severance of the service relationship; provided, however, that, unless the Plan Administrator determines otherwise, the Participant’s termination of employment status but the continuation of the performance of services for the Company or any Company Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a termination of employment status that would constitute a Termination of Service. The Plan Administrator, in its good faith judgment, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from circumstances constituting Cause, and all questions of whether a particular leave of absence or temporary severance of the service relationship constitutes a Termination of Service. Notwithstanding any other provision of the Plan, the Company or any Company Affiliate has an absolute and unrestricted right to terminate a Participant’s employment or service at any time for any reason, with or without Cause.

Exhibit A